                                                                                                      Exhibit A

                                   NATIONAL FUEL REPORTS SECOND QUARTER RESULTS

HIGHLIGHTS
•        Reported earnings of $0.77 per diluted share
•        Company affirms previous fiscal 2002 earnings guidance of $1.50 - $1.60 per share
•        Conference call scheduled for Friday, April 26 at 11:00 a.m.

(April 25, 2002)  Buffalo,  New York:  National  Fuel Gas Company  ("National  Fuel" or the  "Company")  (NYSE:NFG)
today  announced  consolidated  earnings for the quarter  ended March 31, 2002 of $61.9  million or $0.77 per share
(note:  all  references  to  earnings  per share are to diluted  earnings  per share).  This  compares to the prior year's  second  quarter  earnings of $75.3 million or $0.94 per share,  which were  bolstered by last year's record
high  natural  gas  prices.   Excluding   non-recurring  items  (see  discussion  of  Non-Recurring  Items  below), consolidated  earnings for the quarter  ended March 31, 2002 were $60.8  million or $0.75 per share,  a decrease of
$14.1  million  or $0.18  per share  from the prior  year's  earnings  of $74.9  million  or $0.93 per  share.  The decrease in earnings  compared with the prior year was principally the result of the dramatic  decline in crude oil and natural gas prices from the prior year,  which lowered  earnings in the Exploration  and Production  segment by approximately  $0.13 per share.  Also,  the  downturn in the  economy  and  significantly  warmer  weather  reduced earnings in the Utility segment by $0.05 per share.

         Philip C. Ackerman,  National Fuel's Chairman,  President and Chief Executive Officer  commented,  "We are obviously  pleased that in spite of the fact that the weather was more than 10% warmer,  gas prices were 69% lower, oil prices were 27% lower and  industrial  throughput  was nearly 10% lower,  our earnings  were down less than 20%
from a year ago. This is  fundamentally  attributable to our mix of business,  our conservative  hedging  strategy, our pipeline's rate structure and our utility's  weather  normalization  clause."  Ackerman added, "I am encouraged by the recent  improvement  in  commodity  prices.  Barring  any  unforeseen  events  with regard to pricing or our production  estimates,  fiscal 2002 earnings are expected to be within the previously  disclosed  range of $1.50 to
$1.60 per share."*

                                                          - more -

National Fuel Second Quarter Results
April 25, 2002
Page 2.

DISCUSSION OF EARNINGS BY SEGMENT

         Please note that the following  discussion of earnings by segment  excludes certain  non-recurring  profit and loss items in an effort to provide a clearer  picture of actual  operating  results for the  period.  A summary of those items follows and a  reconciliation  of reported  earnings to the earnings  discussed below is provided on page 6 of this document.

Regulated segments
------------------

         The Utility  segment's  second  quarter  fiscal 2002 earnings of $35.7 million were down $4.1 million from the second  quarter of fiscal 2001. In the Utility's  New York service  territory,  earnings were down $3.5 million compared with the prior year  principally  due to the downturn in the Western New York economy,  which led to a 1.7
Bcf decrease in normalized usage  (normalized  usage excludes the impact of weather on consumption).  The impact of the economic  downturn was somewhat  mitigated by the expiration of a $5 million annual bill credit in the New York jurisdiction.  Although  the weather in New York was warmer than the prior year,  earnings  were not  significantly impacted due to that jurisdiction's  weather  normalization  clause. In the Pennsylvania  service territory,  which does not have a weather  normalization  clause,  warmer  weather,  combined  with the  economic  downturn,  reduced earnings by approximately $2.7 million.

         In the Pipeline and Storage  segment,  earnings of $9.8 million for the quarter  ended March 31, 2002 were down $0.9 million  compared to the second quarter of fiscal 2001 due to slightly higher  operation  expense.  While throughput  volumes  decreased  across  all  service  classes  as a result  of the warm  winter  and slow  economy, operating revenues and earnings were not significantly impacted due to the Company's  straight-fixed-variable  rate design.

Exploration and Production segment
----------------------------------

         Earnings in the Exploration and Production  segment (Seneca  Resources  Corporation) for the quarter ended
March 31, 2002 of $7.6 million  were down $10.6  million from the prior year's  second  quarter.  Although  natural gas production  increased 548 MMcf, or 6%, it was partially offset by a crude oil production  decrease of 41 Mbbls, or 2%.  Lower  commodity  prices  were the  primary  force  behind  decreased  earnings.  Crude oil  prices  (after hedging) declined $2.33/bbl, or 11%, while natural gas prices (after hedging) declined $1.47/mcf, or 28%.

         Seneca  continued  its  active  exploitation  drilling  in the  second  quarter.  A total of 51 wells were drilled  during  the  quarter  with a 98%  success  rate.  For the first six months of fiscal  2002,  a total of 91 wells were drilled with a 91% success rate.

         As  a  result  of  the  ongoing  development  program,  combined  with  increased  steaming  and  facility improvements,  California  operations  reached a record  level of  production  for the month of March at 273 Mbbls.
During the second quarter, 30 wells were drilled in California with a 100% success rate.

                                                          - more -

National Fuel Second Quarter Results
April 25, 2002
Page 3.

         In Canada,  National  Fuel  Exploration  Corp.  completed a pool  extension  well in the Dawson area.  The most  recent  well,  in which  it has a 100%  working  interest,  encountered  33 feet of net pay and is  currently flowing 200 Bbls of oil per day on a quarter  inch choke.  Subsequent  to the testing of this well,  an  additional
8,900 acres were acquired with plans to drill 3 to 5 new prospects on that acreage next winter.

         With regard to the Gulf Coast,  Eugene  Island 271 began  production on February 22, 2002 and is currently producing  15 MMcf  per  day.  Seneca  has a 100%  working  interest  in  this  well.  In  addition,  workovers  on
Vermillion  252  increased the oil  production  rate from 3,800 bbls to a record 5,700 bbls per day.  However,  the overall  decline in Gulf Coast  production for both the three and six month periods is the result of the previously announced strategy to gradually exit the Gulf of Mexico and shift emphasis to longer lived reserves.

Other segments
--------------

         The Energy  Marketing  segment's  second  quarter  fiscal 2002  earnings of $2.5 million were $2.0 million higher when  compared to the prior year.  Throughput  was down by  approximately  2.7 Bcf due to the warm winter in
Western New York and the fact that the Company exited the New Jersey  marketplace  during the second half of fiscal
2001.  Higher margins more than offset the earnings impact of the decrease in throughput.

         The  International  segment's second quarter fiscal 2002 earnings of $3.8 million were $1.0 million higher when compared to the prior year because of lower  interest  expense and a lower  effective tax rate.  However,  the impact of these  items was  partially  offset by warmer  weather  in the  Czech  Republic,  which  lowered  heating throughput  from the prior year.  Electric  volumes and margins for the quarter were  relatively flat compared with the prior year.

         The Timber  segment's  second  quarter  earnings of $1.7 million  were $1.0  million  lower than the prior year's  second  quarter as a result of a change in product  sales mix from the prior year's  quarter.  While lumber sales  increased by  approximately  1.6 million board feet,  the margins  generated by that increase only partially offset an  approximately  0.8 million board foot  reduction in higher margin log sales.  Cherry veneer logs,  which command the highest margin per board foot, accounted for more than half of the volume decrease in log sales.

DISCUSSION OF SIX MONTH RESULTS

         Excluding  non-recurring  items (see discussion  below and a reconciliation  to reported  earnings on page
6),  earnings  for the six months  ended  March 31,  2002  decreased  by $31.0  million or $0.38 per share from the prior year. In the  Exploration  and  Production  segment,  earnings  were down $25.5 million  primarily due to the dramatic  decline in crude oil and natural  gas prices.  In the Utility  segment,  warmer  weather in  Pennsylvania and the  downturn in the  economy  were the primary  factors  leading to a $7.5  million  decline in  earnings.  In the Pipeline

                                                          - more -

National Fuel Second Quarter Results
April 25, 2002
Page 4.

and Storage  segment,  earnings were up $1.0 million due to higher  efficiency gas revenues.  The Energy  Marketing segment's  earnings  were up $2.6  million due to an increase in gross  margin per  customer.  Earnings  across the remaining  segments were flat compared  with the prior year.  Reported  earnings for the six months ended March 31,
2002 and 2001 were $95.1 million or $1.18 per share and $128.3 million or $1.60 per share, respectively.

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

         The  discussion of  consolidated  earnings for the three months ended March 31, 2002 excludes $1.1 million of  income  associated  with the  reversal  of a  reserve  recorded  in the first  quarter  of fiscal  2002 for the
Company's  exposure to Enron  Corporation.  Earnings  for the quarter  ended March 31, 2001  exclude the  following non-recurring  items,  all of which net to $0.4  million of income:  stock  appreciation  rights  income  (Utility,
Pipeline and Storage,  Exploration  and  Production,  and  Corporate  segments - $3.3 million,  $4.6 million,  $0.5 million, and $0.8 million,  respectively),  expense associated with an early retirement offer (Utility and Pipeline and Storage  segments - $3.6  million  and $0.5  million,  respectively),  non-recurring  mark-to-market  losses on derivative contracts (Exploration and Production segment - $2.2 million),  and a non-recurring  mark-to-market loss on natural gas inventory (Other segment - $2.5 million).

         Consolidated  earnings for the six months ended March 31, 2002 exclude a net $2.2 million charge  recorded in  the  Exploration  and  Production  segment  to  reserve  for  the  Company's  exposure  to  Enron  Corporation.
Consolidated  earnings for the six months ended March 31, 2001 exclude the following  non-recurring  items,  all of which  net to  less  than  $0.01  million:  stock  appreciation  rights  income  (Utility,  Pipeline  and  Storage,
Exploration and Production and Corporate  segments - $0.8 million,  $1.0 million,  $0.1 million,  and $0.2 million, respectively),  expense  associated  with an early  retirement  offer (Utility and Pipeline and Storage  segments -
$4.2 million and $1.1 million,  respectively),  income  associated  with the buy out of a long-term  transportation contract  (Pipeline  and  Storage  segment  - $2.6  million),  non-recurring  mark-to-market  gains  on  derivative contracts  (Exploration  and  Production  segment  - $1.7  million),  a gain on the sale of timber  assets  (Timber segment - $1.4 million) and a  non-recurring  mark-to-market  loss on natural gas inventory  (Other  segment - $2.5 million).

EARNINGS TELECONFERENCE

         The  Company  will host a  conference  call on  Friday,  April 26,  2002 at 11:00 a.m.  (Eastern  Time) to
discuss this  announcement.  There are two ways to access this call;  first,  you may go to the Company's home page at its Internet Web site  HTTP://WWW.NATIONALFUELGAS.COM  and click on the words "Conference Call"; and second, for
                          ------------------------------
those without  Internet  access, a toll free number may be used.  Please call  1-888-820-8951  and use the passcode
"National  Fuel" to listen to the live call.  For those  unable to listen to the live  broadcast,  a replay will be available at the  above-mentioned  Internet Web site beginning about one hour after the call, and continuing  until the close of  business on Friday,  May 3, 2002.  In  addition,  the call will be  recorded  and a toll-free  replay will be available for playback by telephone  approximately one hour after the call is completed at  1-800-879-4598, continuing until the close of business on Friday, May 3, 2002.

                                                     - more -

National Fuel Second Quarter Results
April 25, 2002
Page 5.

         National Fuel is an integrated  energy company with $3.4 billion in assets  comprised of the following six operating segments:  Utility, Pipeline and Storage,  Exploration and Production,  International,  Energy Marketing,
and  Timber.   Additional   information   about   National   Fuel  is   available   on  its   Internet   Web  site:
HTTP://WWW.NATIONALFUELGAS.COM or through its investor information service at 1-800-334-2188.
------------------------------
---------------------
*        Certain  statements  contained  herein,  including those which are designated with an asterisk ("*"),  are
"forward-looking  statements" as defined by the Private Securities  Litigation Reform Act of 1995 and involve risks and  uncertainties  which could cause actual results or outcomes to differ  materially  from those expressed in the forward-looking  statements.  The Company's  expectations,  beliefs and projections  contained herein are expressed in good faith and are believed to have a reasonable  basis,  but there can be no assurance that such  expectations, beliefs or projections  will result or be achieved or  accomplished.  In addition to other  factors,  the following are  important  factors  that  could  cause  actual  results  to differ  materially  from  those  discussed  in the forward-looking  statements:  changes in economic  conditions  including  economic  disruptions caused by terrorist activities,  demographic  patterns or weather  conditions;  changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones;  significant changes in competitive  conditions affecting the Company;  governmental/regulatory  actions,  initiatives and  proceedings,  including those affecting
acquisitions,   financings,  allowed  rates  of  return,  industry  and  rate  structure,  franchise  renewal,  and environmental/safety  requirements;  unanticipated  impacts of  restructuring  initiatives  in the  natural gas and electric  industries;  significant changes from expectations in actual capital  expenditures and operating expenses and  unanticipated  project delays or changes in project costs;  the nature and projected  profitability of pending and potential  projects and other  investments;  occurrences  affecting the Company's  ability to obtain funds from operations,  debt or equity to finance needed capital  expenditures and other  investments;  uncertainty of oil and gas reserve estimates;  ability to successfully  identify and finance oil and gas property acquisitions and ability to operate and integrate  existing and any subsequently  acquired  business or properties;  ability to successfully identify,  drill for and  produce  economically  viable  natural gas and oil  reserves;  significant  changes  from expectations in the Company's actual production  levels for natural gas or oil; changes in the availability  and/or price of  derivative  financial  instruments;  changes in the price of natural  gas or oil and the  related  effect given the accounting treatment or valuation of related derivative financial  instruments;  inability of the various counterparties to meet their  obligations with respect to the Company's  financial  instruments;  regarding foreign operations - changes in foreign trade and monetary policies,  laws, and regulations  related to foreign operations, political and  governmental  changes,  inflation and exchange rates,  taxes and operating  conditions;  significant changes in tax rates or  policies  or in rates of  inflation  or  interest;  significant  changes in the  Company's relationship  with its employees and  contractors and the potential  adverse effects if labor disputes,  grievances or shortages  were to occur;  or changes in accounting  principles  or the  application  of such  principles to the
Company.  The Company  disclaims any  obligation  to update any  forward-looking  statements  to reflect  events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Analyst Contact:  Margaret Suto             716-857-6987
Media Contact:    Julie Coppola Cox 716-857-7079

                                                     - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                       RECONCILIATION TO REPORTED EARNINGS

                                          Three Months      Three Months      Six Months         Six Months
                                             Ended             Ended            Ended              Ended
Earnings Before Non-Recurring Items      March 31, 2002    March 31, 2001   March 31, 2002      March 31, 2001
                                           (unaudited)      (unaudited)      (unaudited)        (unaudited)
                                        ---------------    ---------------  ---------------    ---------------
Utility
Reported earnings                         $ 35,703          $ 39,442         $ 53,744           $ 57,729
Stock appreciation rights income                 -            (3,328)               -               (756)
Early retirement expense                         -             3,643                -              4,228
                                        ---------------    ---------------  ---------------    ---------------
Earnings before non-recurring items         35,703            39,757           53,744             61,201
                                        ---------------    ---------------  ---------------    ---------------

Pipeline and Storage
Reported earnings                            9,800            14,765           19,815             21,360
Stock appreciation rights income                 -            (4,550)               -             (1,042)
Early retirement expense                         -               513                -              1,118
Gain on buy out of long-term contract            -                 -                -             (2,600)
                                        ---------------    ---------------  ---------------    ---------------
Earnings before non-recurring items          9,800            10,728           19,815             18,836
                                        ---------------    ---------------  ---------------    ---------------

Exploration and Production
Reported earnings                            8,708            16,567           10,149             39,568
Stock appreciation rights income                 -              (514)                               (115)
Derivative mark to market adjustment             -             2,155                -             (1,652)
Reserve for Enron exposure                  (1,095)                -            2,164                  -
                                        ---------------    ---------------  ---------------    ---------------
Earnings before non-recurring items          7,613            18,208           12,313             37,801
                                        ---------------    ---------------  ---------------    ---------------

International
                                        ---------------    ---------------  ---------------    ---------------
Reported earnings                            3,774             2,781            4,766              5,021
                                        ---------------    ---------------  ---------------    ---------------

Energy Marketing
                                        ---------------    ---------------  ---------------    ---------------
Reported earnings                            2,518               525            4,466              1,869
                                        ---------------    ---------------  ---------------    ---------------

Timber
Reported earnings                            1,700             2,725            3,238              5,121
Gain on sale of timber                           -                 -                -             (1,439)
                                        ---------------    ---------------  ---------------    ---------------
Earnings before non-recurring items          1,700             2,725            3,238              3,682
                                        ---------------    ---------------  ---------------    ---------------

Corporate and All Other
Reported earnings                             (279)           (1,530)          (1,048)            (2,409)
Stock appreciation rights income                 -              (808)               -               (183)
Inventory mark to market adjustment              -             2,503                -              2,503
                                        ---------------    ---------------  ---------------    ---------------
Earnings before non-recurring items           (279)              165           (1,048)               (89)
                                        ---------------    ---------------  ---------------    ---------------

Consolidated
Reported earnings                           61,924            75,275           95,130            128,259
Total non-recurring items from above        (1,095)             (386)           2,164                 62
                                        ---------------    ---------------  ---------------    ---------------
Earnings before non-recurring items       $ 60,829          $ 74,889         $ 97,294          $ 128,321
                                        ===============    ===============  ===============    ===============

                                                                - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                      Three Months Ended             Six Months Ended
                                                          March 31,                      March 31,
                                                         (Unaudited)                    (Unaudited)
                                                ----------------------------   -------------------------
SUMMARY OF OPERATIONS                              2002               2001          2002          2001
                                                ----------     -------------   ---------    ------------
Operating Revenues                              $  482,932     $    864,715    $ 877,041    $  1,414,714
                                                ----------     -------------   ---------    ------------
Operating Expenses:
  Purchased Gas                                    178,712          529,371      309,899         792,946
  Fuel Used in Heat and Electric Generation         16,929           21,161       32,547          37,225
  Operation Expense and Maintenance                100,933           88,655      205,479         189,946
  Property, Franchise and Other Taxes               20,108           27,473       37,313          48,925
  Depreciation, Depletion and Amortization          43,114           41,965       87,159          81,101
  Income Taxes - Current                            (1,917)          51,804       16,155          72,703
               - Deferred                           35,725              714       40,363          13,174
                                                ----------     -------------   ---------    ------------
                                                   393,604          761,143      728,915       1,236,020
                                                ----------     -------------   ---------    ------------

Operating Income                                    89,328          103,572      148,126         178,694
Other Income                                           899            1,498        3,032           9,662
                                                ----------     -------------   ---------    ------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                  90,227          105,070      151,158         188,356

Interest Charges                                    26,957           28,494       54,059          57,881
Minority Interest in Foreign Subsidiaries           (1,346)          (1,301)      (1,969)         (2,216)
                                                ----------     -------------   ---------    ------------

Net Income Available for Common Stock           $   61,924     $     75,275    $  95,130    $    128,259
                                                ==========     =============   =========    ============

Earnings Per Common Share:
   Basic                                            $ 0.78           $ 0.95       $ 1.20          $ 1.63
                                                ==========     =============   =========    ============
   Diluted                                          $ 0.77           $ 0.94       $ 1.18          $ 1.60
                                                ==========     =============   =========    ============

Weighted Average Common Shares:
  Used in Basic Calculation                     79,664,218        78,978,266  79,566,962      78,860,642
                                                ==========     =============  ==========    ============
  Used in Diluted Calculation                   80,776,274        80,302,664  80,592,122      80,315,588
                                                ==========     =============  ==========    ============

                                                 - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                March 31,      September 30,
(Thousands of Dollars)                                             2002            2001
--------------------------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                                  $4,371,014      $4,273,716
Less - Accumulated Depreciation, Depletion and Amortization     1,572,828       1,493,003
------------------------------------------------------------   --------------------------
          Net Property, Plant and Equipment                     2,798,186       2,780,713
------------------------------------------------------------   --------------------------
Current Assets:
Cash and Temporary Cash Investments                                24,680          36,227
Receivables - Net                                                 184,312         131,726
Unbilled Utility Revenue                                           42,547          25,375
Gas Stored Underground                                             14,075          83,231
Materials and Supplies - at average cost                           33,687          33,710
Unrecovered Purchased Gas Costs                                    46,265           4,113
Prepayments                                                        36,673          39,520
------------------------------------------------------------   --------------------------
          Total Current Assets                                    382,239         353,902
------------------------------------------------------------   --------------------------

Other Assets:
Recoverable Future Taxes                                           86,586          86,586
Unamortized Debt Expense                                           19,443          19,796
Other Regulatory Assets                                            26,304          23,253
Deferred Charges                                                    8,590           9,136
Fair Value of Derivative Financial Instruments                      1,913          37,585
Other                                                             121,662         134,595
------------------------------------------------------------   --------------------------
          Total Other Assets                                      264,498         310,951
------------------------------------------------------------   --------------------------
Total Assets                                                   $3,444,923      $3,445,566
------------------------------------------------------------   --------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding -  79,801,407 Shares
   and 79,406,105 Shares, Respectively                            $79,801         $79,406
Paid in Capital                                                   436,938         430,618
Earnings Reinvested in the Business                               568,446         513,488
------------------------------------------------------------   --------------------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss                           1,085,185       1,023,512
Accumulated Other Comprehensive Income (Loss)                     (43,364)        (20,857)
------------------------------------------------------------   --------------------------
Total Comprehensive Shareholders' Equity                        1,041,821       1,002,655
Long-Term Debt, Net of Current Portion                          1,047,124       1,046,694
------------------------------------------------------------   --------------------------
          Total Capitalization                                  2,088,945       2,049,349
------------------------------------------------------------   --------------------------
------------------------------------------------------------   --------------------------
Minority Interest in Foreign Subsidiaries                          25,531          22,324
------------------------------------------------------------   --------------------------
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                       297,673         489,673
Current Portion of Long-Term Debt                                 257,483         109,435
Accounts Payable                                                   90,596         118,505
Amounts Payable to Customers                                            -          51,223
Other Accruals and Current Liabilities                            137,751          94,634
------------------------------------------------------------   --------------------------
          Total Current and Accrued Liabilities                   783,503         863,470
------------------------------------------------------------   --------------------------

Deferred Credits:
Accumulated Deferred Income Taxes                                 363,458         340,559
Taxes Refundable to Customers                                      16,865          16,865
Unamortized Investment Tax Credit                                   9,250           9,599
Other Deferred Credits                                            141,988         126,319
Fair Value of Derivative Financial Instruments                     15,383          17,081
------------------------------------------------------------   --------------------------
          Total Deferred Credits                                  546,944         510,423
------------------------------------------------------------   --------------------------
Commitments and Contingencies                                           -               -
------------------------------------------------------------   --------------------------
Total Capitalization and Liabilities                           $3,444,923      $3,445,566
------------------------------------------------------------   --------------------------

                                                               - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                    Six Months Ended
                                                                       March 31,
                                                                       (Unaudited)
(Thousands of Dollars)                                            2002           2001
---------------------------------------------------------------------------------------
Operating Activities:
Net Income Available for Common Stock                           $95,130        $128,259
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Depreciation, Depletion and Amoritization              87,159          81,101
          Deferred Income Taxes                                  40,363          13,174
          Minority Interest in Foreign Subsidiaries               1,969           2,216
          Other                                                   1,454           1,425
     Change in:
          Receivables and Unbilled Utility Revenue              (69,436)       (273,403)
          Gas Stored Underground and Materials and
              Supplies                                           69,290          38,979
          Unrecovered Purchased Gas Costs                       (42,152)         (5,432)
          Prepayments                                             2,837           7,861
          Accounts Payable                                      (28,243)         29,489
          Amounts Payable to Customers                          (51,223)          4,111
          Other Accruals and Current Liabilities                 44,032         165,174
          Other Assets                                           10,580           2,421
          Other Liabilities                                       4,505         (11,813)
---------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities       $166,265        $183,562
---------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                          ($109,288)      ($134,962)
Investment in Partnerships                                         (383)           (580)
Other                                                            13,914           8,905
---------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities           ($95,757)      ($126,637)
---------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                         ($192,189)      ($221,598)
Net Proceeds from Issuance of Long-Term Debt                    148,977         197,294
Reduction of Long-Term Debt                                      (3,095)         (5,931)
Dividends Paid on Common Stock                                  (40,092)        (37,734)
Proceeds From Issuance of Common Stock                            3,890           5,634
---------------------------------------------------------------------------------------
               Net Cash Used In Financing Activities           ($82,509)       ($62,335)
---------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                    454            (573)
---------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                           (11,547)         (5,983)
Cash and Temporary Cash Investments
     at Beginning of Period                                      36,227          32,125
---------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at March 31                                                $24,680         $26,142
---------------------------------------------------------------------------------------

                                                           - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                               SEGMENT INFORMATION
                             (Thousands of Dollars)

                                         Three Months Ended                            Six Months Ended
                                              March 31,                                   March 31,
                                             (Unaudited)                                 (Unaudited)
                                --------------------------------------     ---------------------------------------

                                                            Increase                                    Increase
                                   2002          2001       (Decrease)        2002          2001        (Decrease)
Operating Revenues              ---------     ---------    -----------     ---------     ---------     -----------
------------------
Utility                         $ 292,020     $ 577,999    $ (285,979)     $ 520,009     $ 932,166     $ (412,157)
Pipeline and Storage               42,088        44,642        (2,554)        85,033        87,306         (2,273)
Exploration and Production         73,205        83,297       (10,092)       148,205       175,047        (26,842)
International                      34,645        38,582        (3,937)        65,183        69,807         (4,624)
Energy Marketing                   52,136       129,374       (77,238)        84,921       177,560        (92,639)
Timber                             11,899        14,635        (2,736)        22,230        25,572         (3,342)
                                ---------     ---------    -----------     ---------   -----------     -----------
   Total Reportable Segments      505,993       888,529      (382,536)       925,581     1,467,458       (541,877)
All Other                           6,104        16,251       (10,147)         8,472        17,549         (9,077)
Intersegment Eliminations         (29,165)      (40,065)       10,900        (57,012)      (70,293)        13,281
                                ---------     ---------    -----------     ---------   -----------     -----------
   Total Consolidated           $ 482,932     $ 864,715    $ (381,783)     $ 877,041   $ 1,414,714     $ (537,673)
                                =========     =========    ===========     =========   ===========     ===========

Operating Income (Loss)
 Before Income Taxes
Utility                          $ 64,215      $ 74,513     $ (10,298)     $ 102,168     $ 113,140      $ (10,972)
Pipeline and Storage               18,928        28,175        (9,247)        38,234        38,473           (239)
Exploration and Production         25,051        40,447       (15,396)        40,707        90,633        (49,926)
International                       8,280         9,349        (1,069)        12,317        15,989         (3,672)
Energy Marketing                    3,975         1,447         2,528          7,312         3,862          3,450
Timber                              3,559         5,409        (1,850)         6,488         8,309         (1,821)
                                 ---------     ---------    -----------     ---------   -----------     -----------
   Total Reportable Segments      124,008       159,340       (35,332)       207,226       270,406        (63,180)
All Other                            (463)       (3,642)        3,179           (688)       (4,665)         3,977
Corporate                            (409)          392          (801)        (1,894)       (1,170)          (724)
                                 ---------     ---------    -----------     ---------   -----------     -----------
   Total Consolidated           $ 123,136     $ 156,090     $ (32,954)     $ 204,644     $ 264,571      $ (59,927)
                                =========     =========    ===========     =========   ===========     ===========

Net Income
Utility                          $ 35,703      $ 39,442      $ (3,739)      $ 53,744      $ 57,729       $ (3,985)
Pipeline and Storage                9,800        14,765        (4,965)        19,815        21,360         (1,545)
Exploration and Production          8,708        16,567        (7,859)        10,149        39,568        (29,419)
International                       3,774         2,781           993          4,766         5,021           (255)
Energy Marketing                    2,518           525         1,993          4,466         1,869          2,597
Timber                              1,700         2,725        (1,025)         3,238         5,121         (1,883)
                                 ---------     ---------    -----------     ---------   -----------     -----------
   Total Reportable Segments       62,203        76,805       (14,602)        96,178       130,668        (34,490)
All Other                            (467)       (2,474)        2,007           (462)       (3,205)         2,743
Corporate                             188           944          (756)          (586)          796         (1,382)
                                 ---------     ---------    -----------     ---------   -----------     -----------
   Total Consolidated            $ 61,924      $ 75,275     $ (13,351)      $ 95,130     $ 128,259      $ (33,129)
                                =========     =========    ===========     =========   ===========     ===========

                                                                             - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                         SEGMENT INFORMATION (Continued)
                             (Thousands of Dollars)

                                      Three Months Ended                        Six Months Ended
                                          March 31,                                 March 31,
                                         (Unaudited)                               (Unaudited)
                            ---------------------------------------      -------------------------------
                                                           Increase                            Increase
                                2002            2001      (Decrease)       2002       2001    (Decrease)
                            ------------      -------    -----------     -------   --------   ----------

Depreciation, Depletion
 and Amortization:
Utility                          $ 9,331      $ 8,837       $ 494       $ 18,600   $ 18,061       $ 539
Pipeline and Storage               5,857        6,556        (699)        11,733     12,443        (710)
Exploration and Production        23,947       22,465       1,482         48,934     42,912       6,022
International                      2,830        3,254        (424)         5,623      5,958        (335)
Energy Marketing                      41           56         (15)            87        116         (29)
Timber                             1,070          767         303          2,113      1,548         565
                            ------------     --------    -----------     -------   --------   ----------
   Total Reportable Segments      43,076       41,935       1,141         87,090     81,038       6,052
All Other                             37           29           8             68         62           6
Corporate                              1            1           -              1          1           -
                            ------------     --------    -----------     -------   --------   ----------
   Total Consolidated           $ 43,114     $ 41,965     $ 1,149       $ 87,159   $ 81,101     $ 6,058
                            ============     ========    ===========     =======   ========   ==========

Expenditures for
 Long-Lived Assets
Utility                         $ 10,433      $ 8,757     $ 1,676       $ 21,980   $ 18,873     $ 3,107
Pipeline and Storage               5,864        7,031      (1,167)        12,441     13,473      (1,032)
Exploration and Production        30,618       47,454     (16,836)        69,011     90,200     (21,189)
International                        752          362         390          2,671      9,809      (7,138)
Energy Marketing                      12           32         (20)            35         32           3
Timber                               814        2,194      (1,380)         3,533      2,783         750
                            ------------     --------    -----------     -------   --------   ----------
   Total Reportable Segments      48,493       65,830     (17,337)       109,671    135,170     (25,499)
All Other                              -          363        (363)             -        372        (372)
                            ------------     --------    -----------     -------   --------   ----------
   Total Consolidated           $ 48,493     $ 66,193   $ (17,700)     $ 109,671  $ 135,542   $ (25,871)
                            ============     ========    ===========     =======   ========   ==========

            DEGREE DAYS
            -----------                                             Percent Colder
                                                                    (Warmer) Than:
Three Months Ended March 31   Normal       2002        2001       Normal     Last Year
                              ------       -----       -----      -------    ---------
  Buffalo, NY                  3,361       2,915       3,236       (13.3)      (9.9)
  Erie, PA                     3,160       2,698       3,112       (14.6)     (13.3)

Six Months Ended March 31

  Buffalo, NY                  5,681       4,714       5,724       (17.0)     (17.6)
  Erie, PA                     5,179       4,357       5,444       (15.9)     (20.0)

                                                                             - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                     EXPLORATION AND PRODUCTION INFORMATION

                                                        Three Months Ended             Six Months Ended
                                                             March 31,                     March 31,
                                                  ----------------------------   ----------------------------
                                                                      Increase                      Increase
                                                   2002       2001   (Decrease)    2002     2001   (Decrease)
                                                  ------     ------  ---------   -------   ------  ----------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                       5,609      6,987    (1,378)    12,797   13,416       (619)
  West Coast                                       1,196      1,052       144      2,442    2,097        345
  Appalachia                                       1,144      1,064        80      2,202    2,106         96
  Canada                                           1,810        108     1,702      3,641      230      3,411
                                                  ------     ------  ---------   -------   ------  ----------
                                                   9,759      9,211       548     21,082   17,849      3,233
                                                  ======     ======  =========   =======   ======  ==========
Average Prices (Per  Mcf)
  Gulf Coast                                      $ 2.41     $ 7.18   $ (4.77)    $ 2.41   $ 6.57    $ (4.16)
  West Coast                                        2.35      15.04    (12.69)      2.35    12.21      (9.86)
  Appalachia                                        3.82       5.99     (2.17)      3.74     5.09      (1.35)
  Canada                                            1.99       5.18     (3.19)      2.03     4.95      (2.92)
                                                  ------     ------  ---------   -------   ------  ----------
    Weighted Average                                2.49       7.92     (5.43)      2.48     7.04      (4.56)
    Weighted Average after Hedging                  3.77       5.24     (1.47)      3.41     4.51      (1.10)

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                         438        468       (30)       892      824         68
  West Coast                                         747        714        33      1,496    1,459         37
  Appalachia                                           1          1         -          3        3          -
  Canada                                             733        777       (44)     1,488    1,518        (30)
                                                  ------     ------  ---------   -------   ------  ----------
                                                   1,919      1,960       (41)     3,879    3,804         75
                                                  ======     ======  =========   =======   ======  ==========

Average Prices (Per Barrel)
  Gulf Coast                                     $ 20.16    $ 27.86   $ (7.70)   $ 19.65  $ 29.56    $ (9.91)
  West Coast                                       17.15      23.79     (6.64)     16.25    25.40      (9.15)
  Appalachia                                       19.19      29.90    (10.71)     22.80    30.53      (7.73)
  Canada                                           17.51      23.38     (5.87)     15.93    25.64      (9.71)
    Weighted Average                               17.98      24.60     (6.62)     16.92    26.40      (9.48)
    Weighted Average after Hedging                 18.48      20.81     (2.33)     17.74    21.88      (4.14)

Total Production (Mmcfe)                          21,273     20,971       302     44,356   40,673      3,683
                                                  ======     ======  =========   =======   ======  ==========

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe         $ 0.31     $ 0.23    $ 0.08     $ 0.27   $ 0.27     $    -
Lease Operating Expense per Mcfe                  $ 0.80     $ 0.69    $ 0.11     $ 0.80   $ 0.72     $ 0.08
Depreciation, Depletion & Amortization per Mcfe   $ 1.13     $ 1.07    $ 0.06     $ 1.10   $ 1.06     $ 0.04

* Excludes the impact of the Enron impairment

                                                                                        - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                     EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2002

SWAPS                                                       Volume        Average Hedge Price
-----                                                       ------        -------------------
Oil                                                          2.3 MMBBL    $23.96 / BBL
Gas                                                          8.1 BCF      $3.60 / MCF

PUTS                                                        Volume        Average Hedge Price
-----                                                       ------        -------------------
Oil                                                               -              -
Gas                                                          1.1 BCF      $3.98 / MCF

No-cost Collars                                             Volume        Floor Price            Ceiling Price
-----                                                       ------        -----------            -------------
Oil                                                          0.6 MMBBL    $21.86 / BBL           $27.96 / BBL
Gas                                                          6.4 BCF      $2.55 / MCF            $4.38 / MCF

Hedging Summary for Fiscal 2003

SWAPS                                                       Volume        Average Hedge Price
-----                                                       ------        -------------------
Oil                                                          2.5 MMBBL    $20.34 / BBL
Gas                                                          4.5 BCF      $3.11 / MCF

PUTS                                                        Volume        Average Hedge Price
-----                                                       ------        -------------------
Oil                                                               -              -
Gas                                                          0.2 BCF      $3.98 / MCF

No-cost Collars                                             Volume        Floor Price            Ceiling Price
-----                                                       ------        -----------            -------------
Oil                                                          1.1 MMBBL    $21.96 / BBL           $26.41 / BBL
Gas                                                          6.2 BCF      $4.05 / MCF            $5.28 / MCF

Drilling Program Six Months Ended March 31, 2002:
Gross Wells Drilled
                                              United
                                              States    Canada    Total
                                              ------    ------    -----
Exploratory
    Successful                                    5         0        5
    Unsuccessful                                  1         3        4
Developmental
    Successful                                   48        30       78
    Unsuccessful                                  0         4        4
Total
    Successful                                   53        30       83
    Unsuccessful                                  1         7        8

Success Ratio                                   98%        81%      91%

                                                             - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                Three Months Ended                   Six Months Ended
                                                     March 31,                            March 31,
                                        ---------------------------------    ----------------------------------
                                                                Increase                              Increase
                                            2002      2001     (Decrease)       2002        2001    (Decrease)
                                        ---------  ---------   ----------    ---------    --------  ----------
    Residential Sales                      29,678     33,847     (4,169)        47,591      57,848    (10,257)
    Commercial Sales                        5,479      6,849     (1,370)         8,595      11,300     (2,705)
    Industrial Sales                          894        986        (92)         1,593       2,659     (1,066)
                                        ---------  ---------   ----------    ---------    --------  ----------
                                           36,051     41,682     (5,631)        57,779      71,807    (14,028)
                                        ---------  ---------   ----------    ---------    --------  ----------
     Off-System Sales                       7,651      4,302      3,349         11,600       7,483      4,117
    Transportation                         21,274     23,850     (2,576)        36,509      41,365     (4,856)
                                        ---------  ---------   ----------    ---------    --------  ----------
                                           64,976     69,834     (4,858)       105,888     120,655    (14,767)
                                        =========  =========   ==========    =========    ========  ==========

Pipeline & Storage Throughput- (MMcf)
                                                Three Months Ended                   Six Months Ended
                                                     March 31,                            March 31,
                                        ---------------------------------    ----------------------------------
                                                                Increase                              Increase
                                            2002       2001    (Decrease)       2002        2001    (Decrease)
                                        ---------  ---------   ----------    ---------    --------  ----------
    Firm Transportation - Affiliated       47,382     51,288     (3,906)        77,719      92,708    (14,989)
    Firm Transportation - Non-Affiliated   52,005     54,367     (2,362)        93,719     102,489     (8,770)
    Interruptible Transportation            1,878      2,667       (789)         3,867       8,617     (4,750)
                                        ---------  ---------   ----------    ---------    --------  ----------
                                          101,265    108,322     (7,057)       175,305     203,814    (28,509)
                                        =========  =========   ==========    =========    ========  ==========

Energy Marketing Volumes
                                                Three Months Ended                   Six Months Ended
                                                     March 31,                            March 31,
                                        ----------------------------------    ----------------------------------
                                                                Increase                              Increase
                                            2002       2001    (Decrease)       2002        2001     (Decrease)
                                        ---------  ---------   ----------    ---------    --------  ----------
    Natural Gas (MMcf)                     11,785     14,477     (2,692)        18,975      22,204     (3,229)
                                        =========  =========   ==========    =========    ========  ==========

International Sales Volumes
                                                Three Months Ended                   Six Months Ended
                                                     March 31,                            March 31,
                                        ---------------------------------    ----------------------------------
                                                                Increase                              Increase
                                            2002       2001    (Decrease)       2002        2001     (Decrease)
                                        ---------  ---------   ----------    ---------    --------  ----------
    Heating (Gigajoules)                3,533,914  4,280,832   (746,918)     6,765,606   7,613,783   (848,177)
                                        =========  =========   ==========    =========    ========  ==========

    Electricity (Megawatt hours)          288,904    291,906     (3,002)       550,585     621,930    (71,345)
                                        =========  =========   ==========    =========    ========  ==========

Timber Board Feet (Thousands)
                                                Three Months Ended                   Six Months Ended
                                                     March 31,                            March 31,
                                        ----------------------------------    ----------------------------------
                                                                Increase                              Increase
                                            2002       2001    (Decrease)       2002        2001     (Decrease)
                                        ---------  ---------   ----------    ---------    --------  ----------
   Log Sales                                2,304      3,087       (783)         4,428       5,148       (720)
   Green Lumber Sales                       3,657      2,817        840          6,667       5,083      1,584
   Kiln Dry Lumber Sales                    2,959      2,185        774          4,930       4,253        677
                                        ---------  ---------   ----------    ---------    --------  ----------
                                            8,920      8,089        831         16,025      14,484      1,541
                                        ========== ==========   ==========    =========    ========  ==========

                                                                                         - more -

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

Quarter Ended March 31(unaudited)                  2002                  2001
---------------------------------            ---------------     ---------------

  Operating Revenues                         $   482,932,000     $   864,715,000
                                             ===============     ===============

  Net Income Available for Common Stock      $    61,924,000     $    75,275,000
                                             ===============     ===============

  Earnings Per Common Share:
     Basic                                            $ 0.78              $ 0.95
                                             ===============     ===============
     Diluted                                          $ 0.77              $ 0.94
                                             ===============     ===============

   Weighted Average Common Shares:
      Used in Basic Calculation                   79,664,218          78,978,266
                                             ===============     ===============
      Used in Diluted Calculation                 80,776,274          80,302,664
                                             ===============     ===============

Six Months Ended March 31 (unaudited)
------------------------------------

  Operating Revenues                         $   877,041,000     $ 1,414,714,000
                                             ===============     ===============

  Net Income Available for Common Stock      $    95,130,000     $   128,259,000
                                             ===============     ===============

  Earnings Per Common Share:
    Basic                                   $          1.20     $      1.631.20
                                             ===============     ===============
    Diluted                                 $          1.18     $      1.601.18
                                             ===============     ===============

   Weighted Average Common Shares:
      Used in Basic Calculation                   79,566,962          78,860,642
                                             ===============     ===============
      Used in Diluted Calculation                 80,592,122          80,315,588
                                             ===============     ===============

Twelve Months Ended March 31 (unaudited)
---------------------------------------

  Operating Revenues                         $ 1,538,020,000     $ 1,935,931,000
                                             ===============     ===============

  Net Income Available for Common Stock         $ 32,370,000     $   139,547,000
                                             ===============     ===============

  Earnings Per Common Share:
     Basic                                   $          0.41     $      1.770.41
                                             ===============     ===============
     Diluted                                          $ 0.40     $          1.74
                                             ===============     ===============

   Weighted Average Common Shares:
      Used in Basic Calculation                   79,405,595          78,664,176
                                             ===============     ===============
      Used in Diluted Calculation                 80,705,746          79,978,800
                                             ===============     ===============

                                                                      - end -